EXHIBIT 11

                  AMWEST INSURANCE GROUP, INC. AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS


                                                                  Primary (2)                       Fully diluted (3)
                                                              earnings per share                   earnings per share
                                                            1996              1995               1996               1995
Average shares outstanding for the six month period
ending June 30,                                              3,309,301          3,284,562          3,309,301         3,284,562

     Incremental shares resulting from conversion of common stock equivalents:

        Options to purchase shares of common stock
        at an exercise price of $3.64 -  $15.675
        (399,230  and  451,355  options  at June 30,
        1995 and 1996, respectively) (1)                        38,839             72,733             38,839            76,569
                                                      ----------------- ------------------ ------------------ -----------------

           Total incremental shares resulting from
           conversion of common stock equivalents
           at June 30,                                          38,839             72,733             38,839            76,569
                                                      ----------------- ------------------ ------------------ -----------------

Total shares and  incremental  shares  resulting
from conversion of common stock equivalents at
June 30,                                                     3,348,140          3,357,295          3,348,140         3,361,131
                                                      ================= ================== ================== =================

Percentage of incremental shares resulting from
conversion of common stock equivalents at  June 30,              1.16%              2.17%              1.16%             2.28%
                                                      ================= ================== ================== =================


                  AMWEST INSURANCE GROUP, INC. AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS


                                                                  Primary (2)                       Fully diluted (3)
                                                              earnings per share                   earnings per share
                                                            1996              1995               1996               1995
Average shares outstanding for the three month
period ending June 30,                                       3,321,080          3,288,107          3,321,080         3,288,107

     Incremental shares resulting from conversion of common stock equivalents:

        Options to purchase shares of common stock
        at an exercise price of $3.64 -  $15.675
        (399,230  and  451,355  options  at June 30,
        1995 and 1996, respectively) (1)                        31,780             79,744             31,780            79,744
                                                      ----------------- ------------------ ------------------ -----------------

           Total incremental shares resulting from
           conversion of common stock equivalents
           at June 30,                                          31,780             79,744             31,780            79,744
                                                      ----------------- ------------------ ------------------ -----------------

Total shares and  incremental  shares  resulting
from conversion of common stock equivalents at
June 30,                                                     3,352,860          3,367,851          3,352,860         3,367,851
                                                      ================= ================== ================== =================

Percentage of incremental shares resulting from
conversion of common stock equivalents at  June 30,              0.95%              2.37%              0.95%             2.37%
                                                      ================= ================== ================== =================


                  AMWEST INSURANCE GROUP, INC. AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS


  (1)    Outstanding options and warrants to purchase common stock.

         Options to purchase shares of common stock as of June 30, 1996 and 1995, respectively:

                                       June 30, 1996             June 30, 1995
                                       -------------             -------------

           Grant price:      $3.64                -                     3,000
           Grant price:      $5.37                -                    11,000
           Grant price:      $6.14            3,025                     6,325
           Grant price:      $6.82            1,650                     6,600
           Grant price:      $7.75                -                     6,600
           Grant price:      $8.375          32,250                    36,250
           Grant price:      $9.00            5,550                     8,100
           Grant price:      $9.10            5,005                     5,005
           Grant price:      $9.213           8,500                     8,500
           Grant price:      $9.875          10,500                    10,750
           Grant price:      $9.90            1,650                         -
           Grant price:      $10.375          3,000                     3,000
           Grant price:      $10.50           4,850                    12,450
           Grant price:      $10.625         12,750                    13,250
           Grant price:      $10.75          27,000                    33,000
           Grant price:      $11.125         12,000                    13,750
           Grant price:      $11.375              -                     7,500
           Grant price:      $11.55           1,650                     1,650
           Grant price:      $11.825         10,000                    10,000
           Grant price:      $12.50          17,500                         -
           Grant price:      $12.75           4,000                    10,600
           Grant price:      $13.375        101,000                         -
           Grant price:      $13.875         67,950                    70,200
           Grant price:      $14.02           1,650                     1,650
           Grant price:      $14.25         112,375                   111,250
           Grant price:      $14.875          7,500                         -
           Grant price:      $15.675              -                     8,500
                                            -------                   -------
                                            451,355                   399,230
                                            =======                   =======



  (2) Calculation of incremental shares resulting from conversion of common stock equivalents, using the Treasury Stock Method for calculating primary earnings per share, is based on the average of the closing prices, for the three months and six months ended June 30, 1996 and 1995, as reported on the American Stock Exchange.

  (3) Calculation of incremental shares resulting from conversion of common stock equivalents, using the Treasury Stock Method for calculating fully diluted earnings per share, is based on the greater of the average ending ask price or the closing ask price on June 30, 1996 and 1995, as reported on the American Stock Exchange.